Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Federated Department Stores, Inc. on Form S-4 and in the Joint Proxy statement/Prospectus of Federated Department Stores, Inc. and The May Department Stores Company, which is part of the Registration Statement, of our reports dated March 23, 2005, relating to the consolidated financial statements and financial statement schedules of The May Department Stores Company and subsidiaries and management’s report on the effectiveness of internal control over financial reporting (which excludes internal controls over financial reporting at the Marshall Field’s division, which was acquired on July 31, 2004), appearing in the Annual Report on Form 10-K of The May Department Stores Company for the year ended January 29, 2005 and to the reference to us under the heading “Experts” in the Joint Proxy statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 28, 2005